UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CommunitySouth Bancshares, Inc.
(Name of Registrant as Specified in Its Charter)

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COMMUNITYSOUTH BANCSHARES, INC.
6602 Calhoun Memorial Highway
Easley, South Carolina 29640

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Fellow Shareholder:

        We cordially invite you to attend the 2007 Annual Meeting of Shareholders of CommunitySouth Bancshares, Inc. At the meeting, we will report on our performance in 2006 and answer your questions. We are excited about our accomplishments in 2006 and look forward to discussing both our accomplishments and our 2007 plans with you. We hope that you can attend the meeting and look forward to seeing you there.

        This letter serves as your official notice that we will hold the meeting on May 15th at 11 a.m. at The Marriott, 1 Parkway East, Greenville, South Carolina 29615, for the following purposes:

        1.    To amend the Articles of Incorporation of CommunitySouth Bancshares, Inc. to change its name to CommunitySouth Financial Corporation;

        2.    To amend the Bylaws of CommunitySouth Bancshares, Inc. regarding indemnification of directors and officers and of other employees or agents as determined by the board of directors;

        3.    To elect five members to the board of directors; and

        4.    To transact any other business that may properly come before the meeting or any adjournment of the meeting.

        Shareholders owning our common stock at the close of business on March 23, 2007 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at our offices prior to the meeting.

        Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

By Order of the Board of Directors,

/s/ Daniel E. Youngblood

Daniel E. Youngblood
Chairman of the Board of Directors

April 6, 2007
Easley, South Carolina

COMMUNITYSOUTH BANCSHARES, INC.
6602 Calhoun Memorial Highway
Easley, South Carolina 29640

Proxy Statement for the Annual Meeting of
Shareholders to be Held on May 15, 2007

        Our board of directors is soliciting proxies for the 2007 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

Voting Information

        The board set March 23, 2007 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 4,698,697 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

        Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

        When you sign the proxy card, you appoint C. Allan Ducker, III and David A. Miller as your representatives at the meeting. Messrs. Ducker and Miller will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Messrs. Ducker and Miller will vote your proxy for the election to the board of directors of all nominees listed below under “Election of Directors.” We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Messrs. Ducker and Miller will vote your proxy on such matters in accordance with their judgment.

        You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

        Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as “broker non-votes” with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority, and shares subject to a broker non-vote on a matter will not be considered to be entitled to vote on the matter at the meeting. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

        We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Upon written or oral request, we will promptly deliver a separate copy of our annual report on Form 10-KSB or this proxy statement to our shareholders at a shared address to which a single copy of the document was delivered. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing the proxy statement on or about April 6, 2007.

PROPOSAL NO. 1

CHANGE THE NAME OF THE COMPANY TO
COMMUNITYSOUTH FINANCIAL CORPORATION

        We propose amending the company’s name from CommunitySouth Bancshares, Inc. to CommunitySouth Financial Corporation.  We believe the name “CommunitySouth Financial Corporation” will better describe the type of financial institution we expect to become — a full service financial institution that offers a broad range of financial products and services to our customers.  We believe this name change is in the best interests of our shareholders and recommend your approval of this proposal.

        To accomplish the proposed name change, we will amend and restate Article ONE of our Articles of Incorporation to read in substance as follows:

“ONE: The name of the corporation is CommunitySouth Financial Corporation.”

        Your vote in favor of the name change will be a vote in favor of an amendment to the Articles of Incorporation of the Company in substance as set forth above.

        The name change will become effective upon the filing of an amendment to our Articles of Incorporation or at any later date that is specified in the amendment. If the proposed name change is approved by CommunitySouth shareholders, it is anticipated that we will make the appropriate filings to implement the name change during the second quarter of 2007. However, we reserve the right to abandon the proposed name change at any time prior to the name change becoming effective. The name change will not affect the validity or transferability of currently outstanding stock certificates, and shareholders will not be requested to surrender for exchange any certificates presently held by them.

        Under South Carolina law, the proposed name change requires the approval of the holders of two-thirds of the outstanding shares of our common stock of outstanding shares of CommunitySouth Bancshares, Inc. Common Stock. Accordingly, abstentions, broker non-votes and the failure to return a signed proxy card will have the same effect as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO CHANGE THE COMPANY’S NAME TO COMMUNITYSOUTH FINANCIAL CORPORATION.

PROPOSAL NO. 2

AMEND BYLAWS REGARDING INDEMNIFICATION OF DIRECTORS AND OFFICERS AND OF
OTHER EMPLOYEES OR AGENTS AS DETERMINED BY THE BOARD OF DIRECTORS

         We propose to amend the Bylaws of the company to establish certain processes and procedures for indemnification claims of directors and officers of the company and other employees or agents as determined by the board of directors. The full text of the proposed amendments to the Bylaws is attached to this proxy statement as Exhibit A and should be reviewed in connection with this proposal.

        In recent years, there has been an increase in the number and amount of claims brought against directors of corporations. The risk of exposure to significant defense costs arising out of claims related to a director’s service to a corporation could deter competent and experienced persons from serving in such capacities unless a corporation has strong indemnification and exculpation of liability protection for its directors. The company’s current bylaws indemnify directors and officers to the fullest extent provided by law but do not fully establish the processes and procedures for which the company is to indemnify or advance expenses to a director or officer nor do they fully establish the process and procedure for which a director or officer may seek indemnification or advancement of expenses from the company. The proposed amendments to the Bylaws do not increase the scope of indemnification provided to directors and officers, but rather establish the processes and procedures for indemnification claims. The board of directors believe that the proposed amendments establish a framework for the indemnification process that will strengthen the company’s ability to attract and retain the service of experienced, qualified individuals to serve as directors.

        The following summary of the amendments to the Bylaws is qualified in its entirety by the full text of proposed amendments included in Exhibit A.

        Payment of Indemnification and Advancement of Expenses. This amendment requires that the company take all action as may be necessary to authorize the company to pay the indemnification and advancement of expenses required by the indemnification provisions of the Bylaws, including making the determination that indemnification and/or advancement of expenses is permissible in the circumstances and a good faith evaluation of the manner in which the person seeking indemnification acted and of the reasonable amount of indemnity or expenses due to such person. The board of directors may appoint a committee or special counsel to make such determinations; however, if there is a change of control in the company, the board of directors must appoint a special counsel to make such determinations.

        Right of Indemnitee to Bring Suit. If an indemnification claim is not paid in full by the company within 60 days after receipt by the company of such written claim or a claim for advancement of expenses is not paid in full by the company within 20 days after receipt by the company of such written claim, the claimant may bring suit against the company to recover the unpaid amount of the claim. If the claimant is successful in the suit, the company must also pay for the expense of prosecuting or defending such suit. A final adjudication that the claimant has not met the applicable standard for indemnification and/or advancement of expenses will be a defense to any suit brought by such claimant to enforce a right to indemnification and/or advancement of expenses and will entitle the company to recover any expenses previously paid to such claimant. A determination by the company that a claimant is not entitled to indemnification and/or advancement of expenses will not create a presumption that the claimant has not met the applicable standard of conduct or be a defense to any suit brought by the claimant. In any suit brought by a claimant to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the claimant is not entitled to be indemnified, or to such advancement of expenses shall be on the company.

         Assuming the presence of a quorum, the proposal to amend the Bylaws will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will have no effect upon the vote on this matter.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE BYLAWS.

PROPOSAL NO. 3

ELECTION OF DIRECTORS

        Our board of directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expire at each annual meeting. The current terms of the Class III directors will expire at the meeting. The terms of the Class I directors expire at the 2008 annual shareholders meeting and the terms of the Class II directors will expire at the 2009 annual shareholders meeting. Our directors and their classes are:

Class I	Class II	Class III

C. Allan Ducker, III	David Larry Brotherton	G. Dial DuBose
David W. Edwards	David A. Miller	Joanne M. Rogers
R. Wesley Hammond	Arnold J. Ramsey	B. Lynn Spencer
W. Michael Riddle	J. Neal Workman, Jr.	Daniel E. Youngblood
John W. Hobbs

        Shareholders will elect five nominees as Class III directors at the meeting to serve a three-year term, expiring at the 2010 annual meeting of shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the five nominees receiving the highest number of votes will be elected.

        The board of directors recommends that you elect Messrs. DuBose, Spencer, Youngblood, Hobbs, and Ms. Rogers as Class III directors.

        If you submit a proxy but do not specify how you would like it to be voted, Messrs. Ducker and Miller will vote your proxy to elect Messrs. DuBose, Spencer, Youngblood, Hobbs, and Ms. Rogers. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Messrs. Ducker and Miller will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

        Set forth below is certain information about the nominees. All nominees are original directors and are also organizers and directors of our subsidiary, CommunitySouth Bank & Trust. All of our current directors, including the nominees have been directors of CommunitySouth Bancshares, Inc. since 2004, with the exception of Mr. Hobbs who has been a director since November 2006.

The board unanimously recommends a vote FOR these nominees.

        G. Dial DuBose, 46, Class III director, has served as the vice president of operations for Town and Country Realty of Easley, Inc. since 1987, and as president of Nalley Garrett Motels, Inc. since 1987. Mr. DuBose graduated from Wofford College in 1983 with a B.S. degree in psychology. Currently, Mr. DuBose serves as vice chairman of the South Carolina Public Service Authority, and Trustee of the Palmetto Economic Development Association. He is past vice chairman of the Pickens County Council and former chairman of the South Carolina Hospitality Association. In addition, Mr. DuBose served on the Upstate Alliance board of directors and the Easley and Upstate advisory boards for First Union and Wachovia from 1998 to 2004.

        Joanne M. Rogers, 58, Class III director, has been the president of Lakeview Partners and Palmetto Storage since June 2003. Prior to her employment with Lakeview Partners and Palmetto Storage, Ms. Rogers spent over 30 years as a public school educator and administrator in Spartanburg Districts 1 and 3 and achieved her principal and supervisory certifications. She was the director for the gifted and talented services in District 3. Ms. Rogers was also active in the grant programs and became the administrator for the after school program that served five districts across South Carolina. Ms. Rogers graduated in 1971 from Limestone College with a B.A. degree in elementary education and received her master’s degree in education from the University of South Carolina – Spartanburg/Columbia in 1988. Ms. Rogers has served on the board of directors of the Hollywild

Animal Park and the Adoption Advocacy. She has also volunteered with Mobile Meals. Ms. Rogers is a member of Hollysprings Baptist Church and she is a partner and administrator of CareBridge Adult Day Care, LLC.

        B. Lynn Spencer, 47, Class III director, has been co-owner and Broker-In-Charge with Spencer/Hines Properties, a commercial real estate firm located in Spartanburg, South Carolina, since 1994. Mr. Spencer is a member of the state and national CCIM Chapter, is a graduate of Leadership Spartanburg, and served as president for the State CCIM Chapter in 2001. He is currently a member of the South Carolina Economic Developers’ Association. Lynn has served on the Board of Directors for the Piedmont Chapter of the American Red Cross and on the Board of Directors for the YMCA/Spartanburg. He also served on the advisory board for The National Bank of South Carolina from 2001 to 2004.

        Daniel E. Youngblood, 51, Class III director, is the chairman of our board. He was the owner and president of Century 21 Flynn & Youngblood, Inc., a real estate company with sales offices in Greenville, Pickens, and Anderson Counties, from 1983 until 2006. He is the owner and president of Youngblood Development Corp., a commercial and residential real estate development company, since 1983. He is also the managing partner of Mainstream Golf, LLC, a company that operates a golf course. Mr. Youngblood graduated from Clemson University in 1977 with a B.S. degree in administrative management. He served as chairman of the board of the Economic Alliance of Pickens County from 1997 to 2005. He has also served on the regional/local advisory boards for Central Carolina Bank & Trust Company from 1994 to 2004 and Wachovia from 1983 to 1993.

        John W. Hobbs, 44, is our chief financial officer. Mr. Hobbs is a CPA with over 17 years of banking experience, most recently as chief financial officer of Carolina National Bank from February 2002 until May 2004. Prior to joining Carolina National Bank, he served as the chief financial officer of First National Bank of the Carolinas from July 1996 until February 2002. Mr. Hobbs began his banking career as the controller of Standard Federal Savings Bank. He graduated from the University of South Carolina in 1984 with a B.S. degree in accounting.

        Set forth below is also information about each of our other directors and executive officers. Each director is an original director and is also an organizer and a director of our subsidiary, CommunitySouth Bank & Trust.

        David Larry Brotherton, 57, Class II director, is the owner and president of Ortec, Inc., a custom chemical manufacturer, which he founded in 1980. Dr. Brotherton graduated from Tusculum College in 1970 with a B.S. degree in chemistry and the University of Tennessee in 1974 with a Ph.D. in chemistry. Dr. Brotherton has been active in both professional and community organizations. He currently serves as a Trustee and the Chair of the Audit Committee of Tusculum College and on the advisory board of the University of Tennessee College of Arts & Science and Department of Chemistry. In addition, he is past president of the Pickens County YMCA. Dr. Brotherton has also been active in Brushy Creek Baptist Church since 1979. He has served as Deacon, Chair of Deacons, Trustee, Chair of Trustees, Chair of Finance Committee, Sunday School Teacher and Chair of Personnel Committee. Dr. Brotherton also served as a local advisory board member of American Federal and Central Carolina Bank from 1996 to 2004.

        C. Allan Ducker, III, 45, Class I director, is our chief executive officer. He has over 22 years experience as a banker. Most recently, he served as senior vice president and Pickens County executive for Carolina First Bank for six months until he left to form our bank. Prior to his employment with Carolina First Bank, Mr. Ducker served as executive vice president and South Carolina state president for MountainBank for one year. Before joining MountainBank, Mr. Ducker served as senior vice president and regional executive for Bank of America for six years. Mr. Ducker graduated from The Citadel in 1984 with a B.S. degree in business administration. He has also been active in various civic organizations in the Pickens County area. Since 1994, Mr. Ducker has served as a director of the Pickens County YMCA and he is a member of the Easley Rotary Club. He is past treasurer of the Pickens County YMCA, past director of the United Way, and past chairman of Pickens County Friends of Scouting.

        David W. Edwards, 60, Class I director, is the owner and president of Dave Edwards Toyota, a Toyota dealership that he established 1982. Mr. Edwards has been involved in the automotive sales business for over 36 years. He received a B.S. degree in business administration from Mars Hill College in 1968. Mr. Edwards is Deacon of First Baptist Church in Spartanburg and has served on the board for Mobile Meals and the YMCA. He also served on the local advisory board of Palmetto Bank from 1999 to 2002.

        R. Wesley Hammond, 58, Class I director, has been the president of HBJ Home Furnishings, a family owned business that was established in 1907, since 1989. Mr. Hammond graduated in 1973 from Wofford College with a B.S. degree in English. He is a past board member of the Southern Home Furnishings Association and past president and past chairman of the executive committee. He was also past chairman of the association’s Insurance Trust. Mr. Hammond served on board of First Federal Savings and Loan from 1992 to 2000 and was a member of its audit, community reinvestment, and conflict of interest committees. He has also served on the board for the Spartanburg Chamber of Commerce and is a graduate of Leadership Spartanburg.

        David A. Miller, 39, Class II director, is the president and the chief operations officer of our bank. Mr. Miller has over 16 years of banking experience, most recently serving as city executive and senior vice president of Arthur State Bank from March 2003 until March 2004 until he left to form our bank. Prior to his employment with Arthur State Bank, Mr. Miller served as team leader and vice president of SouthTrust Bank from June 1999 until March 2003. From June 1993 until June 1999, he served as a commercial lender and vice president of CCB Financial Corporation. Mr. Miller graduated from the University of South Carolina in 1989 with a B.S. degree in business administration and the University of Oklahoma National Commercial Lending School in 1995. He is active in Rotary, Sertoma, and other civic organizations in the Spartanburg community.

        Arnold J. Ramsey, 58, Class II director, has been the owner and president of Ramsey Appraisal Service since 1993. Mr. Ramsey has been valuing property for over 30 years and has been involved with numerous residential development projects in the Upstate of South Carolina. Mr. Ramsey began his career as a lender and staff appraiser for First Federal Savings and Loan and has seven years of banking experience. He graduated in 1970 from Clemson University with a B.S. degree in industrial management. Mr. Ramsey is a member of the Spartanburg Homebuilders Association and the Spartanburg Board of Realtors.

        W. Michael Riddle, 65, Class I director, has been an oral and maxillofacial surgeon in Easley, South Carolina since 1984. Dr. Riddle graduated from Wofford College in 1964 with a B.S. degree in biology, the Medical College of Virginia School of Dentistry in 1968 with a D.D.S., and the Duke University Medical Center with a certificate of completion of residency in oral and maxillofacial surgery in 1984. He has been active in the community through business, civic, and church activities. Dr. Riddle was past president of the South Carolina Society of Oral and Maxillofacial Surgeons. He was also past president and 25 year member of the Easley Rotary Club and was designated a Paul Harris Fellow. Dr. Riddle is a founding member of St. Matthias Lutheran Church and was the original secretary and treasurer. He is a past member of the Pickens County Committee for the Blue Ridge Council of the Boy Scouts of America. Dr. Riddle also served as a local advisory board member for Bank of America (Pickens County) from 1998 to 2001.

        J. Neal Workman, Jr., 60, Class II director, has been the president and owner and now Chairman of the Board of Trehel Corporation, a general contractor serving the commercial and industrial segment of the entire Upstate, since 1982. Mr. Workman is also the vice president of Pendleton Homes, a design and build firm serving the Upstate, and president of Pendleton Properties, a metal buildings company. He graduated from Wofford College in 1969 with a B.A. degree in economics. Mr. Workman is active in the Upstate community. He currently serves as the Area Commissioner for Tri-County Technical College, as the past State Chair of Heritage Corridor, and on Clemson University Industry Advisory Board for College of Architecture and Humanities. Mr. Workman is also a director of the Anderson Chamber of Commerce and a member of the Greater Greenville, Spartanburg, Seneca and Walhalla Chambers of Commerce. He is past chairman of the Anderson County Economic Development Partnership and past chair of the Oconee Alliance. Mr. Workman was also the 1999 Clemson Area Chamber of Commerce Business Person of the Year, Clemson Rotary Club's 2005 Community Service Award, Oconee County's South Carolina Ambassador for Econmic Development, and inducted in 2006 into Seneca Chamber Chamber of Commerce's Hall of Fame. He also served on the local advisory board of First Citizens Bank in Clemson from 1999 to 2004.

Family Relationships. There are no family relationships among members of our board of directors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Attendance at Board, Committee and Annual Shareholders’ Meetings

        During the year ended December 31, 2006, our board of directors held 12 meetings. All of the directors attended at least 75% of the aggregate of the board meetings and committee meetings on which such board members served during this period.

        We have adopted a policy which requires our directors to attend the annual shareholders meeting absent unusual or extenuating circumstances. All of the twelve directors attended the annual meeting last year.

Independence

        Our board of directors has determined that Messrs. Brotherton, Edwards, DuBose, Hammond, Ramsey, Riddle, Spencer, Workman and Ms. Rogers are “independent” directors, based upon the independence criteria set forth in the corporate governance listing standards of The NASDAQ Stock Market, the exchange that we selected in order to determine whether its directors and committee members meet the independence criteria of a national securities exchange, as required by Item 407(a) of Regulation S-B.

Board Committees

        Our board of directors has appointed a number of committees, including an audit committee, a nominating and corporate governance committee, and a compensation committee.

Audit Committee

        Our audit committee is composed of three independent directors, Wesley Hammond, Joanne Rogers, and Dr. Michael Riddle, each of whom is “independent” as contemplated in the listing standards of The NASDAQ Stock Market. The audit committee, which met four times in 2006, has the responsibility of reviewing the company’s financial statements, evaluating internal accounting controls, and determining that all audits and examinations required by law are performed. The audit committee recommends to the board the appointment of the independent accountants for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent accountants the results of the audit and management’s responses. For additional information regarding the audit committee, see “Audit Committee Matters” included in this proxy statement. A copy of the charter was filed as an attachment to our proxy statement for our 2006 Annual Meeting as Appendix A.

Nominating and Corporation Governance Committee

        Our nominating and corporate governance is composed of Neal Workman, Dr. Larry Brotherton, Daniel E. Youngblood, and Wesley Hammond. Mr. Youngblood is not considered “independent” as contemplated in the listing standards of The NASDAQ Stock Market. The committee, which met two times in 2006, recommends nominees for election to the board of directors. The committee acts under a written charter adopted by the board of directors on March 15, 2005. A copy of the charter was filed as an attachment to our proxy statement for our 2006 Annual Meeting as Appendix B.

        For directors previously elected by shareholders to serve on the board and whose terms of service are expiring, the nominating committee considers whether to recommend to the board the nomination of those directors for re-election for another term of service. The nominating committee also considers whether to recommend to the board the nomination of persons to serve as directors whose nominations have been recommended by shareholders.

        Our committee will consider director candidates recommended by shareholders who submit nominations in accordance with our bylaws. Shareholders must submit the name of the person to the secretary of the company in writing no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, no more than seven days after notice of the special meeting is given to shareholders. Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board; and (v) the consent of each nominee to serve as a director of the company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

        In evaluating such recommendations, the committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our boards. While no single factor is determinative, the following factors are considered by the nominating committee in considering any potential nominee:

•	educational background, work experience, business acumen,
•	ability to grasp business and financial concepts, knowledge or experience related to banking or financial services,
•	previous service on boards (particularly of public companies),
•	willingness and ability to devote time and energy to the duties of a director,
•	a desire and ability to help enhance shareholder value,
•	reputation in the community,
•	character,
•	whether the nominee has any history of criminal convictions or violation of SEC rules,
•	actual or potential conflicts of interest, and
•	any other factor that the nominating committee considers relevant to a person’s potential service on the Board of Directors.

        The board also considers the foregoing criteria in determining whether to nominate any person for election by the shareholders. In determining whether to nominate any person for election by the shareholders, the board assesses the appropriate size of the board, consistent with the bylaws of the company, and whether any vacancies on the board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the board will consider various potential candidates for director recommended by the nominating committee. Candidates may come to the attention of the nominating committee or board through a variety of sources including, but not limited to, current members of the board, shareholders, or other persons. The nominating committee and board consider properly submitted recommendations by shareholders who are not directors, officers, or employees of the company on the same basis as candidates recommended by any other person.

        The company does not pay a third party to assist in identifying and evaluating candidates.

Compensation Committee

        Our compensation committee is composed of Dr. Larry Brotherton, Joanne Rogers, Daniel E. Youngblood, and Arnold Ramsey. Each member except for Mr. Youngblood is considered “independent” as contemplated in the listing standards of The NASDAQ Stock Market. The compensation committee does not have a charter. The committee, which met seven times during 2006, reviews executive compensation matters and makes recommendations to our board of directors regarding the amount and form of salaries, benefits and other compensation for our executive officers. The compensation committee may form and delegate authority to subcommittees as it deems appropriate, though it has not formed or delegated authority to any such subcommittee to date. The compensation committee evaluates the performance of and makes compensation recommendations to the board of directors with respect to our chief executive officer and, with input from our chief executive officer, evaluates the performance of and makes recommendations to the board of directors with respect to the compensation of our other executive officers.

Code of Ethics

        We expect all of our employees to conduct themselves honestly and ethically, particularly in handling actual and apparent conflicts of interest and providing full, accurate, and timely disclosure to the public.

        We have adopted a Code of Ethics that is specifically applicable to our senior management and financial officers, including our principal executive officer, our principal financial officer, and our principal accounting officer and controllers. A copy of this Code of Ethics is available without charge to shareholders upon request to the secretary of the company, at CommunitySouth Bancshares, Inc., 6602 Calhoun Memorial Highway, Easley, South Carolina 29640.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

        The following table shows the compensation we paid for the years ended December 31, 2004, 2005 and 2006 to our chief executive officer and all other executive officers who earned over $100,000 for the year ended 2006 (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary	All Other Compensation*	Total Compensation

Allan Ducker	2006	$ 140,000	$ -	$ 140,000
Chief Executive Officer

David Miller	2006	$ 140,000	$ -	$ 140,000
President

John Hobbs	2006	$ 110,000	$ -	$ 110,000
Chief Financial Officer

* Our named executive officers also receive perquisites and other personal benefits. The amount of such benefits did not exceed $10,000.

Employment Agreements

        In March 2004, we entered into an employment agreement with Mr. Ducker, which includes the following principal terms:

•	Serves as chief executive officer of CommunitySouth Bancshares and CommunitySouth Bank and Trust;
•	Minimum base salary of $115,000, which may be increased annually by the board of directors;
•	Term of three years, which is extended automatically at the end of each day so that the remaining term continues to be three years;
•	Entitled to options to purchase a number of shares of common stock equal to 4% of the number of shares sold in our initial public offering;
•	Entitled to family medical, dental, vision, life, and disability insurance, and a reasonable car allowance not to exceed $750 per month;
•	Entitled to relocation expenses in the amount of $40,000;
•	Participates in our retirement, welfare, and other benefit programs;

•	Receives reimbursement for club dues and travel and business expenses;
•	Prohibited from disclosing our trade secrets or confidential information;
•	If we terminate Mr. Ducker’s employment without cause, he will be entitled to severance equal to 24 months of his then base salary;
•	Following a change in control, if Mr. Ducker terminates his employment for a good reason within a 90-day period beginning on the 30th day following a change in control or within a 90-day period beginning on the one year anniversary of the change in control, he will be entitled to severance equal to 36 months of his then base salary; and
•	During his employment and for a period of 24 months thereafter, Mr. Ducker may not, subject to limited exceptions, (a) compete with us by forming, serving as an organizer, director, or officer of, or acquiring or maintaining an ownership interest in, a depository financial institution or holding company of a depository financial institution, if the depository institution or holding company has one or more offices or branches within our territory, (b) solicit our customers for a competing business, or (c) solicit our employees for a competing business.

        In March 2004, we entered into an employment agreement with Mr. Miller, which includes the following principal terms:

•	Serves as President of CommunitySouth Bancshares and CommunitySouth Bank and Trust;
•	Minimum base salary of $115,000, which may be increased annually by the board of directors;
•	Term of three years, which is extended automatically at the end of each day so that the remaining term continues to be three years;
•	Entitled to options to purchase a number of shares of common stock equal to 4% of the number of shares sold in our initial public offering;
•	Entitled to family medical, dental, vision, life, and disability insurance, and a reasonable car allowance not to exceed $750 per month;
•	Participates in our retirement, welfare, and other benefit programs;
•	Receives reimbursement for club dues and travel and business expenses;
•	Prohibited from disclosing our trade secrets or confidential information;
•	If we terminate Mr. Miller’s employment without cause, he will be entitled to severance equal to 24 months of his then base salary;
•	Following a change in control, if Mr. Miller terminates his employment for a good reason within a 90-day period beginning on the 30th day following a change in control or within a 90-day period beginning on the one year anniversary of the change in control, he will be entitled to severance equal to 36 months of his then base salary; and
•	During his employment and for a period of 24 months thereafter, Mr. Miller may not, subject to limited exceptions, (a) compete with us by forming, serving as an organizer, director, or officer of, or acquiring or maintaining an ownership interest in, a depository financial institution or holding company of a depository financial institution, if the depository institution or holding company has one or more offices or branches within our territory, (b) solicit our customers for a competing business, or (c) solicit our employees for a competing business.

        In July 2004, we entered into an employment agreement with Mr. Hobbs, which includes the following principal terms:

•	Serves as Chief Financial Officer of CommunitySouth Bancshares and CommunitySouth Bank and Trust;
•	Minimum base salary of $90,000, which may be increased annually by the board of directors;
•	Term of two years, which is extended automatically at the end of each day so that the remaining term continues to be two years;
•	Entitled to options to purchase a number of shares of common stock equal to 1.66% of the number of shares sold in our initial public offering;
•	Participates in our retirement, welfare, and other benefit programs;
•	Prohibited from disclosing our trade secrets or confidential information;

•	If we terminate Mr. Hobbs’ employment without cause, he will be entitled to severance equal to 12 months of his then base salary;
•	Following a change in control, if Mr. Hobbs terminates his employment for a good reason within a 90-day period beginning on the 30th day following a change in control or within a 90-day period beginning on the one year anniversary of the change in control, he will be entitled to severance equal to 24 months of his then base salary; and
•	During his employment and for a period of 12 months thereafter, Mr. Hobbs may not, subject to limited exceptions, (a) compete with us by forming, serving as an organizer, director, or officer of, or acquiring or maintaining an ownership interest in, a depository financial institution or holding company of a depository financial institution, if the depository institution or holding company has one or more offices or branches within our territory, (b) solicit our customers for a competing business, or (c) solicit our employees for a competing business.

Outstanding Equity Awards at Fiscal Year End

Option Awards

		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised	Option	Option
		Options(#)	Options (#)	Exercise	Expiration
Name		Exercisable	Unexercisable	Price ($)	Date
Allan Ducker	Options	187,478	0	$ 6.40	3/15/2015
Chief Executive Officer	Warrants	7,577	0	$ 6.40	3/15/2015

		195,055

David Miller	Options	187,478	0	$ 6.40	3/15/2015
President	Warrants	7,577	0	$ 6.40	3/15/2015

		195,055

John Hobbs

Chief Financial Officer	Options	77,706	0	$ 6.40	3/15/2015

Director Compensation

        Our bylaws permit our directors to receive reasonable compensation as determined by a resolution of the board of directors. We did not pay any cash or equity directors’ fees during the last fiscal year, except to those who were executive officers for services performed as officers. See the Summary Compensation Table for the named executive officer compensation. However, we may, pursuant to our bylaws, begin to pay directors’ fees at some time in the future. See the Right to Acquire column of the Security Ownership of Certain Beneficial Owners and Management section for Directors aggregate number of option awards outstanding at fiscal year end.

Equity Compensation Plan Information

The following table sets forth the equity compensation plan information at December 31, 2006. All option and warrant information has been adjusted to reflect all prior stock splits and dividends.

Equity Compensation Plan Information

			Number of securities
			remaining available for
	Number of securities		future issuance under
	to be issued	Weighted-average	equity compensation
	upon exercise of	exercise price of	plan (c)
	outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights(a)	warrants and rights (b)	reflected in column(a))

Equity compensation	738,013	$ 6.87	248,503
plans approved by
security holders

Equity compensation	171,404	$ 6.40	0
plans not approved
by security holders
Total	909,417	$ 6.78	248,503

_________________

(1)	The shares of common stock available for issuance under the plan will automatically increase each time we issue additional shares so that it continues to equal 21% of our total outstanding shares.

(2)

Each of our organizers received, for no additional consideration, a warrant to purchase one share of common stock for $10.00 per share for every two shares they purchased in the offering, up to a maximum of 10,000 shares per organizer. The warrants are represented by separate warrant agreements. The warrants vested on May 18, 2005, 120 days after the date of the opening of the bank, and they are exercisable in whole or in part during the 10 year period following that date. If the South Carolina Board of Financial Institutions or the FDIC issues a capital directive or other order requiring the bank to obtain additional capital, the warrants will be forfeited, if not immediately exercised.

AUDIT COMMITTEE MATTERS

        Our audit committee is composed of three independent directors and operates under a written charter adopted by the board on January 12, 2005. A copy of the charter was attached to our proxy statement for the 2006 Annual Meeting as Appendix A. The board of directors has determined that Wesley Hammond, Dr. Michael Riddle, and Joanne Rogers are independent, as contemplated in the listing standards of The NASDAQ Stock Market. None of the current members of the audit committee nor any other member of our board qualifies as an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission. As a relatively small public company, it is difficult to identify potential qualified candidates that are willing to serve on our board and otherwise meet our requirements for service. At the present, we do not know if or when we will appoint a new board member that qualifies as an audit committee financial expert. Although none of audit committee members qualify as “financial experts” as defined in the SEC rules, each of our members has made valuable contributions to the company and its shareholders as members of the audit committee. The board has determined that each member is fully qualified to monitor the performance of management, the public disclosures by the company of its financial condition and performance, our internal accounting operations, and our independent auditors.

Report of the Audit Committee of the Board

        The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts.

        The audit committee has reviewed and discussed with management the audited financial statements. The audit committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The audit committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) and has discussed with the independent auditors the independent auditor’s independence from the company and its management. In reliance on the reviews and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on SEC Form 10-KSB for the fiscal year ended December 31, 2006 for filing with the SEC.

        The report of the audit committee is included herein at the direction of its members, Wesley Hammond, Dr. Michael Riddle, and Joanne Rogers.

Auditing and Related Fees

Independent Auditors

        Elliott Davis, LLC was our auditor during the fiscal year ended December 31, 2006. We have selected Elliott Davis, LLC to serve as our independent accountants for the year ending December 31, 2007. We expect that a representative from this firm will be present and available to answer appropriate questions at the annual meeting and will have an opportunity to make a statement if he or she desires to do so.

Audit Fees

        The following table shows the fees that the Company paid or accrued for the audit and other services provided by Elliott Davis, LLC for the fiscal years ended December 31, 2006 and 2005.

	Year Ended	Year Ended
	December 31, 2006	December 31, 2005

Audit Fees	$31,750	$24,450
Audit-Related Fees	1,335	3,390
Tax Fees	2,800	2,175

Total	$35,885	$30,015

        Audit Fees. This category includes the aggregate fees billed for professional services rendered by Elliott Davis, LLC for the audit of our annual consolidated financial statements and the limited reviews of our quarterly condensed consolidated financial statements for the years ended December 31, 2006 and 2005.

        Audit-Related Fees. This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, rendered by Elliott Davis, LLC during the fiscal years ended December 31, 2006 and 2005. These services principally include presentations to the board of directors, Audit Committee and/or employees related to stock splits, stock options, etc.

        Tax Fees. This category includes the aggregate fees billed for tax services rendered by Elliott Davis, LLC during the fiscal years ended December 31, 2006 and 2005. These services include preparation of state and federal tax returns.

Oversight of Accountants; Approval of Accounting Fees

        Under the provisions of its charter, the audit committee is responsible for the appointment, compensation, retention and oversight of the work of the independent accountants. These services may include audit services, audit-related services, tax services and other services. The audit committee approves the fees for each specific category of service. The policy specifically prohibits certain non-audit services that are prohibited by securities laws from being provided by an independent accountant.

        All of the principal accounting services and fees reflected in the table above were reviewed and approved by the audit committee. The accountants represented to the audit committee that the services were performed with fifty (50) percent or more of individuals who were employees of the independent accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

General

        The following table shows how much common stock is owned by our directors, named executive officers, directors and executive officers as a group, and owners of more than 5% of the outstanding common stock, as of March 23, 2007. Unless otherwise indicated, the mailing address for each beneficial owner is in care of CommunitySouth Bancshares, Inc., 6602 Calhoun Memorial Highway, Easley, South Carolina 29640.

	Number of Shares		% of Beneficial
Name	Owned (1)	Right to Acquire (2)	Ownership (3)
David Larry Brotherton	89,219	26,563	2.45%
G. Dial DuBose	39,138	25,390	1.37%
C. Allan Ducker, III	17,656	195,056	4.35%
David W. Edwards	77,531	39,063	2.46%
R. Wesley Hammond	35,216	19,531	1.16%
David A. Miller	15,156	195,056	4.30%
John W. Hobbs	7,810	77,706	1.79%
Arnold J. Ramsey	39,453	19,531	1.25%
W. Michael Riddle	54,296	27,344	1.73%
Joanne M. Rogers	75,781	39,063	2.42%
B. Lynn Spencer	77,656	39,063	2.46%
J. Neal Workman, Jr	76,896	39,063	2.45%
Daniel E. Youngblood	77,031	39,063	2.45%

All executive officers and directors
as a group (13 persons)	682,839	781,492	26.73%

_________________

(1)

Includes shares for which the named person has sole voting and investment power, has shared voting and investment power, or holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

(2)	Includes shares that may be acquired within the next 60 days of March 23, 2007 by exercising vested stock options or warrants but does not include any unvested stock options or warrants.

(3)

For each individual, this percentage is determined by assuming the named person exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options or warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options. The calculations are based on 4,698,697 shares of common stock outstanding on March 23, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We enter into banking and other transactions in the ordinary course of business with our directors and officers and their affiliates. It is our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us. Loans to individual directors and officers must also comply with our bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. We intend for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

        We purchased the site for the permanent branch office in Easley on March 16, 2005 from one of our directors, Daniel E. Youngblood. The purchase price for the property was $775,000. We received two MAI appraisals that valued the property at the purchase price. The Spartanburg branch location is leased for $6,500 per month from Rogers and Ramsey LLC, a company in which two directors, Arnold Ramsey and Joanne Rogers, have a partnership interest. The Mauldin location leasehold improvements and the main office headquarters were constructed by Trehel Construction, a company owned by one of our directors, Neil Workman Jr. We believe that all lease rates and construction costs are comparable to transactions within unrelated persons.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        During 2006, our directors and executive officers were not required to report their ownership of our common stock and any changes in ownership to the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS

        If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to our 2008 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than December 17, 2007. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

        Any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must comply with our bylaws. It is our policy that any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must be delivered to the secretary of the company between 30 and 60 days prior to the annual meeting; provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders.

OTHER MATTERS

        The board is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies. The cost of solicitation of proxies will be borne by the company. In addition to solicitations by mail, directors, officers and regular employees of the company may solicit proxies personally or by telegraph or telephone without additional compensation.

        The board has implemented a process for shareholders of the company to send communications to the board. Any shareholder desiring to communicate with the board, or with specific individual directors, may so do by writing to the secretary of the company, at CommunitySouth Bancshares, Inc., 6602 Calhoun Memorial Highway, Easley, South Carolina 29640. The secretary has been instructed by the board to promptly forward all such communications to the addressees indicated thereon.

April 6, 2007
Easley, South Carolina

Exhibit A

AMENDMENTS TO ARTICLE 6 OF COMMUNITYSOUTH’S BYLAWS

The following text is a comparison of Article 6 of the company’s current bylaws with the proposed amendments. The deletions to the bylaws are indicated with strikethroughs and the additions to the bylaws are underlined.

ARTICLE 6:   INDEMNIFICATION

         Section 1:  Indemnification of Directors.

                 (a)    The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person (an “Indemnified Person”) who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that the director, or a person for whom the director is a legal representative (or other similar representative), is or was a director of the Corporation or is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement or other similar costs actually and reasonably incurred in connection with such action, suit or proceeding. For purposes of this Article 6, all terms used herein that are defined in Section 33-8-500 of the Act or any successor provision or provisions shall have the meanings so prescribed in such Section.

                 (b)    Without limiting the provisions of Section 1(a) of this Article 6, the Corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the Corporation against reasonable expenses incurred by the director in connection with the proceeding. In addition, the Corporation shall indemnify an individual made a party to a proceeding because the director is or was a director against liability incurred in the proceeding if: (i) the director conducted himself in good faith; (ii) the director reasonably believed: (A) in the case of conduct in the director’s official capacity with the Corporation, that the director’s conduct was in its best interest; and (B) in all other cases, that the director’s conduct was at least not opposed to its best interest; and (iii) in the case of any criminal proceeding, the director had no reasonable cause to believe the director’s conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this subsection (b). The determination of whether the director met the standard of conduct described in this subsection (b) shall be made in accordance with these Bylaws, including Sections 6 and 7 of this Article, and Section 33-8-550 of the Act or any successor provision or provisions.

         Section 2:  Advancement of Expenses.

                 (a)    With respect to any proceeding to which an Indemnified Person is a party because the person is or was a director of the Corporation, the Corporation shall, to the fullest extent permitted by applicable law, pay for or reimburse the Indemnified Person’s reasonable expenses (including, but not limited to, attorneys’ fees and disbursements, court costs, and expert witness fees) incurred by the Indemnified Person in advance of final disposition of the proceeding.

                 (b)    Without limiting the provisions of Section 2(a) of this Article 6, the Corporation shall, to the fullest extent permitted by applicable law, pay for or reimburse the reasonable expenses (including, but not limited to, attorneys’ fees and disbursements, court costs and expert witness fees) incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if: (a) the director furnishes the Corporation a written affirmation of the director’s good faith belief that the director has met the standard of conduct described in Section 1(b) of this Article 6; (b) the director furnishes the Corporation a written undertaking, executed personally or on the director’s behalf, to repay the advance if it is ultimately determined that the director did not meet such standard of conduct; and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article 6. The Corporation shall expeditiously pay the amount of such expenses to the director following the director’s delivery to the Corporation of a written request for an advance pursuant to this Section 2 together with a reasonable accounting of such expenses. The undertaking required by this Section 2 shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment. Determinations and authorizations of payments under this Section 2 shall be made in ~~the manner specified in~~ accordance with these Bylaws, including Sections 6 and 7 of this Article, and Section 33-8-550 of the Act or any successor provision or provisions.

        Section 3: Indemnification of Officers, Employees and Agents. An officer of the Corporation who is not a director is entitled to the same indemnification rights which are provided to directors of the Corporation in Section 1 of this Article 6 and the Corporation shall advance expenses to officers of the Corporation who are not directors to the same extent and in the same manner as to directors as provided in Section 2 of this Article 6. In addition, the Board of Directors shall have the power to cause the Corporation to indemnify, hold harmless and advance expenses to any officer, employee or agent of the Corporation who is not a director to the fullest extent permitted by public policy, by adopting a resolution to that effect identifying such officers, employees or agents (by position and name) and specifying the particular rights provided, which may be different for each of the persons identified. Any officer entitled to indemnification pursuant to the first sentence of this Section 3 and any officer, employee or agent granted indemnification by the Board of Directors in accordance with the second sentence of this Section 3 shall, to the extent specified herein or by the Board of Directors, be an “Indemnified Party” for the purposes of the provisions of this Article 6.

        Section 4: Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by such person in that capacity or arising from such person’s status as a director, officer, employee or agent, whether or not the Corporation would have the power to indemnify such person against the same liability under this Article 6.

        Section 5: Nonexclusivity of Rights; Agreements. The rights conferred on any person by this Article 6 shall neither limit nor be exclusive of any other rights which such person may have or hereafter acquire under any statute, agreement, provision of the Articles, these Bylaws, vote of shareholders or otherwise. The provisions of this Article 6 shall be deemed to constitute an agreement between the Corporation and each person entitled to indemnification hereunder. In addition to the rights provided in this Article 6, the Corporation shall have the power, upon authorization by the Board of Directors, to enter into an agreement or agreements providing to any person who is or was a director, officer, employee or agent of the Corporation certain indemnification rights. Any such agreement between the Corporation and any director, officer, employee or agent of the Corporation concerning indemnification shall be given full force and effect, to the fullest extent permitted by applicable law, even if it provides rights to such director, officer, employee or agent more favorable than, or in addition to, those rights provided under this Article 6.

        Section 6: Payment of Indemnification and Advancement of Expenses. The Board of Directors of the Corporation shall promptly take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification and advancement of expenses required by this Article 6, including, without limitation, making a determination that indemnification and/or advancement of expenses is permissible in the circumstances and a good faith evaluation of the manner in which the claimant acted and of the reasonable amount of indemnity or expenses due him. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation; provided that following a Change in Control (as defined below), the Board of Directors shall appoint a special counsel to make such determination and evaluation. For purposes of this provision, a Change in Control shall mean the occurrence of any of the following events, unless such event is a result of a Non-Control Transaction:

(i)	The individuals who, as of the date of the approval of this Bylaw, are members of the Board of Directors of the Corporation (the “Incumbent Board”) cease for any reason to constitute at least 50% of the Board of Directors of the Corporation; provided, however, that if the election, or nomination for election by the Corporation’s shareholders, of any new director was approved in advance by a vote of at least 50% of the Incumbent Board, such new director shall, for purposes of these Bylaws, be considered as a member of the Incumbent Board; provided, further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest, or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors of the Corporation, including by reason of any agreement intended to avoid or settle any election contest or proxy contest.

(ii)	An acquisition (other than directly from the Corporation) of any voting securities of the Corporation (the “Voting Securities”) by any “Person” (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Corporation’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition shall not constitute an acquisition which would cause a Change in Control.

(iii)	Consummation of: (i) a merger, consolidation, or reorganization involving the Corporation; (ii) a complete liquidation or dissolution of the Corporation; or (iii) the sale or other disposition of all or substantially all of the assets of the Corporation to any Person (other than a transfer to a Subsidiary).

(iv)	A notice of an application is filed with the South Carolina Board of Financial Institutions, the FDIC, or the Federal Reserve Board or any other bank or thrift regulatory approval (or notice of no disapproval) is granted by the Federal Reserve, South Carolina Board of Financial Institutions, the FDIC, or any other regulatory authority for permission to acquire control of the Corporation or any of its banking subsidiaries; provided that if the application is filed in connection with a transaction which has been approved by the Board, then the Change in Control shall not be deemed to occur until consummation of the transaction.

        A “Non-Control Transaction” shall mean a transaction described below:

(i)

the shareholders of the Corporation, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and

(ii)

immediately following such merger, consolidation or reorganization, the number of directors on the board of directors of the Surviving Corporation who were members of the Incumbent Board shall at least equal the number of directors who were affiliated with or appointed by the other party to the merger, consolidation or reorganization.

Section 7: Right of Indemnitee to Bring Suit. If a claim under this Article 6 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the claimant shall be entitled to be paid also for the expense of prosecuting or defending such suit. In (i) any suit brought by a claimant to enforce a right to indemnification or advancement of expenses hereunder, it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the claimant has not met the applicable standard for indemnification and/or advancement of expenses to the fullest extent permitted by law. A determination by the Corporation (including its Board of Directors, any committee of the Board of Directors, independent legal counsel, or the shareholders) that a claimant has not met such applicable standard of conduct shall not create a presumption that the claimant has not met the applicable standard of conduct or, in the case of such a suit brought by a director, be a defense to such suit. In any suit brought by a claimant to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the claimant is not entitled to be indemnified, or to such advancement of expenses, under this Article 6 or otherwise shall be on the Corporation.

        Section ~~6~~ 8: Continuing Benefits; Successors. The indemnification and advancement of expenses provided by or granted pursuant to this Article 6 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. For purposes of this Article 6, the term “Corporation” shall include any corporation, joint venture, trust, partnership or unincorporated business association that is the successor to all or substantially all of the business or assets of this Corporation, as a result of merger, consolidation, sale, liquidation or otherwise, and any such successor shall be liable to the persons indemnified under this Article 6 on the same terms and conditions and to the same extent as this Corporation.

        Section ~~7~~ 9: Interpretation; Construction. This Article 6 is intended to provide indemnification to the directors and permit indemnification to the officers of the Corporation to the fullest extent permitted by applicable law as it may presently exist or may hereafter be amended and shall be construed in order to accomplish this result. To the extent that a provision herein prevents a director or officer from receiving indemnification to the fullest extent intended, such provision shall be of no effect in such situation. If at any time the Act is amended so as to permit broader indemnification rights to the directors and officers of this Corporation, then these Bylaws shall be deemed to automatically incorporate these broader provisions so that the directors and officers of the Corporation shall continue to receive the intended indemnification to the fullest extent permitted by applicable law.

        Section ~~8~~ 10: Amendment. Any amendment to this Article 6 that limits or otherwise adversely affects the right of indemnification, advancement of expenses or other rights of any Indemnified Person hereunder shall, as to such Indemnified Person, apply only to claims, actions, suits or proceedings based on actions, events or omissions (collectively, “Post Amendment Events”) occurring after such amendment and after delivery of notice of such amendment to the Indemnified Person so affected. Any Indemnified Person shall, as to any claim, action, suit or proceeding based on actions, events or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses and other rights under this Article 6 to the same extent as if such provisions had continued as part of the Bylaws of the Corporation without such amendment. This Section ~~8~~ 10 cannot be altered, amended or repealed in a manner effective as to any Indemnified Person (except as to Post Amendment Events) without the prior written consent of such Indemnified Person.

        Section ~~9~~ 11: Severability. Each of the Sections of this Article 6, and each of the clauses set forth herein, shall be deemed separate and independent, and should any part of any such Section or clause be declared invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any separate Section or clause of this Article 6 that is not declared invalid or unenforceable.

PROXY SOLICITED FOR ANNUAL MEETING
OF SHAREHOLDERS OF
COMMUNITYSOUTH BANCSHARES, INC.
To be held on May 15, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby constitutes and appoints C. Allan Ducker, III and David A. Miller, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of CommunitySouth Bancshares, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at The Marriott, 1 Parkway East Greenville, South Carolina 29615, on May 15, 2007 at 11 a.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “for” Proposal Nos. 1, 2 and 3.

1.	PROPOSAL to amend the Articles of Incorporation of CommunitySouth Bancshares, Inc. to change its name to
CommunitySouth Financial Corporation.

FOR	AGAINST	ABSTAIN

2.	PROPOSAL to amend the Bylaws of CommunitySouth Bancshares, Inc. regarding indemnification of directors and officers and of other employees or agents as determined by the board of directors.

FOR	AGAINST	ABSTAIN

3.	PROPOSAL to elect the five identified Class III directors.

G. Dial DuBose
Joanne M. Rogers
B. Lynn Spencer
Daniel E. Youngblood
John W. Hobbs

FOR all nominees	WITHHOLD AUTHORITY
listed (except as marked to	to vote for all nominees
the contrary)

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).

Dated: _________________________________, 2007               Dated: _________________________________, 2007

______________________________________                           ______________________________________
Signature of Shareholder(s)                                                                   Signature of Shareholder(s)

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.